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                                                                     Exhibit 3.2

                                                          ADOPTED APRIL 26, 2000



                           AMENDED AND RESTATED BYLAWS

                                       OF

                               ACCOUNT4.COM, INC.

                            (A DELAWARE CORPORATION)


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                           AMENDED AND RESTATED BYLAWS

                                       OF

                               ACCOUNT4.COM, INC.

                            (A DELAWARE CORPORATION)

                                TABLE OF CONTENTS

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ARTICLE 1  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION......................................................1

   Section 1.1  Contents..........................................................................................1
   Section 1.2  Certificate in Effect.............................................................................1

ARTICLE 2  MEETINGS OF STOCKHOLDERS...............................................................................1

   Section 2.1  Place.............................................................................................1
   Section 2.2  Annual Meeting....................................................................................1
   Section 2.3  Special Meetings..................................................................................1
   Section 2.4  Notice of Meetings................................................................................2
   Section 2.5  Affidavit of Notice...............................................................................2
   Section 2.6  Quorum............................................................................................2
   Section 2.7  Voting Requirements...............................................................................2
   Section 2.8  Proxies and Voting................................................................................3
   Section 2.9  Action Without Meeting............................................................................3
   Section 2.10  Stockholder List.................................................................................3
   Section 2.11  Record Date......................................................................................3
   Section 2.12  Introduction of Business at Meetings.............................................................4

ARTICLE 3   DIRECTORS.............................................................................................8

   Section 3.1  Number; Election and Term of Office...............................................................8
   Section 3.2  Duties............................................................................................8
   Section 3.3  Compensation......................................................................................8
   Section 3.4  Reliance on Books.................................................................................8

ARTICLE 4  MEETINGS OF THE BOARD OF DIRECTORS.....................................................................9

   Section 4.1  Place.............................................................................................9
   Section 4.2  Annual Meeting....................................................................................9

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
   Section 4.3  Regular Meetings..................................................................................9
   Section 4.4  Special Meetings..................................................................................9
   Section 4.5  Quorum............................................................................................9
   Section 4.6  Action Without Meeting............................................................................9
   Section 4.7  Telephone Meetings................................................................................9

ARTICLE 5   COMMITTEES OF DIRECTORS..............................................................................10

   Section 5.1  Designation......................................................................................10
   Section 5.2  Records of Meetings..............................................................................10

ARTICLE 6  NOTICES...............................................................................................10

   Section 6.1  Method of Giving Notice..........................................................................11
   Section 6.2  Waiver...........................................................................................11

ARTICLE 7  OFFICERS..............................................................................................11

   Section 7.1  In General.......................................................................................11
   Section 7.2  Election of President, Secretary and Treasurer...................................................11
   Section 7.3  Election of Other Officers.......................................................................11
   Section 7.4  Salaries.........................................................................................12
   Section 7.5  Term of Office...................................................................................12
   Section 7.6  Duties of President and Chairman of the Board....................................................12
   Section 7.7  Duties of Vice President.........................................................................12
   Section 7.8  Duties of Secretary..............................................................................12
   Section 7.9  Duties of Assistant Secretary....................................................................12
   Section 7.10  Duties of Treasurer.............................................................................12
   Section 7.11  Duties of Assistant Treasurer...................................................................13

ARTICLE 8  RESIGNATIONS, REMOVALS AND VACANCIES..................................................................13

   Section 8.1  Directors........................................................................................13
   Section 8.2  Officers.........................................................................................14

ARTICLE 9  CERTIFICATE OF STOCK..................................................................................14

   Section 9.1  Issuance of Stock................................................................................14
   Section 9.2  Right to Certificate; Form.......................................................................14
   Section 9.3  Facsimile Signature..............................................................................15
   Section 9.4  Lost Certificates................................................................................15
   Section 9.5  Transfer of Stock................................................................................15
   Section 9.6  Registered Stockholders..........................................................................15

ARTICLE 10  INDEMNIFICATION......................................................................................15

   Section 10.1  Third Party Actions.............................................................................15

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
   Section 10.2  Derivative Actions..............................................................................16
   Section 10.3  Expenses........................................................................................16
   Section 10.4  Authorization...................................................................................16
   Section 10.5  Advance Payment of Expenses.....................................................................16
   Section 10.6  Non-Exclusiveness...............................................................................16
   Section 10.7  Insurance.......................................................................................17
   Section 10.8  Constituent Corporations........................................................................17
   Section 10.9  Additional Indemnification......................................................................17

ARTICLE 11 TRANSACTIONS WITH INTERESTED PARTIES..................................................................17

ARTICLE 12  EXECUTION OF PAPERS..................................................................................18

ARTICLE 13  FISCAL YEAR..........................................................................................18

ARTICLE 14  SEAL.................................................................................................18

ARTICLE 15 OFFICES...............................................................................................18

ARTICLE 16  AMENDMENTS...........................................................................................19

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                               ACCOUNT4.COM, INC.

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE 1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         SECTION 1.1 CONTENTS. The name, location of principal office and purposes of the Corporation shall be as set forth in its Amended and Restated Certificate of Incorporation. These Amended and Restated Bylaws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation is hereby made a part of these Amended and Restated Bylaws.

         SECTION 1.2 CERTIFICATE IN EFFECT. All references in these Amended and Restated Bylaws to the Amended and Restated Certificate of Incorporation shall be construed to mean the Amended and Restated Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 PLACE. All meetings of the stockholders may be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof.

         SECTION 2.2 ANNUAL MEETING. The annual meetings of stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors, the Chairman of the Board or the President (which shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting.

         SECTION 2.3 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, may be called only by the Chairman of the Board, the President, or by a majority of the Board of Directors acting by vote or by written instruments signed by them and shall be held at such place, on such date and at such time as shall be fixed by the Board of Directors or


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the person calling such meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

         SECTION 2.4 NOTICE OF MEETINGS. A written notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting. Except as otherwise provided by law, such notice shall be given not less than ten nor more than sixty days before the date of the meeting.

         SECTION 2.5 AFFIDAVIT OF NOTICE. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         SECTION 2.6 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.7 VOTING REQUIREMENTS. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 2.8 PROXIES AND VOTING. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.


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         In the election of Directors, voting shall be by written ballot, and for any other action, voting need not be by ballot. All voting, including on the election of Directors but excepting where otherwise required by law or the Amended and Restated Certificate of Incorporation, may take place via a voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

         The Corporation may, and to the extent required by law or the Amended and Restated Certificate of Incorporation, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at such meeting may, and to the extent required by law or the Amended and Restated Certificate of Incorporation, shall, appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartially and according to the best of his or her ability.

         SECTION 2.9 ACTION WITHOUT MEETING. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 2.10 STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 2.11 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment


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of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         If no record date is fixed by the Board of Directors:

         a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

         c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 2.12 INTRODUCTION OF BUSINESS AT MEETINGS.


         (a)      ANNUAL MEETINGS OF STOCKHOLDERS.

                  (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.12, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
         (c) of paragraph (a)(i) of this Section 2.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that if either (i) the date of the annual meeting is more than


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         thirty (30) days before or more than sixty (60) days after the first anniversary date of the preceding year's annual meeting or (ii) no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and
         (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.12 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least seventy (70) days prior the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this
         Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

         (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the


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Corporation who is a stockholder of record at the time of giving notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(i) of this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth
(90th) day prior to such special meeting nor later that the later of (x) the close of business on the sixtieth (60th) day prior to such special meeting or
(y) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (c)      GENERAL.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this Section 2.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
         Section 13, 14 or 15(d) of the Exchange Act.

                  (iii)    Notwithstanding the foregoing provisions of this
         Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.12 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.


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

                                    ARTICLE 3

                                    DIRECTORS

         SECTION 3.1 NUMBER; ELECTION AND TERM OF OFFICE. There shall be a Board of Directors of the Corporation consisting of not less than one member, the number of members to be determined by resolution of the Board of Directors or by the stockholders at the annual or any special meeting, unless the Amended and Restated Certificate of Incorporation fixed the number of Directors, in which case a change in the number of Directors shall be made only by amendment of the Certificate. Subject to any limitation which may be contained within the Amended and Restated Certificate of Incorporation or pursuant to a written agreement entered into among the stockholders of the Corporation, the number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office. The Directors shall be elected at the annual meeting of the stockholders, except as provided in paragraph (c) of Section 8.1, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

         SECTION 3.2 DUTIES. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 3.3 COMPENSATION. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 3.4 RELIANCE ON BOOKS. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.


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

                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4.1 PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 4.2 ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

         SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Board may be called by the President on two days' notice to each Director; special meetings shall be called by the President or Secretary on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the President or Secretary on like notice on the written request of the sole Director.

         SECTION 4.5 QUORUM. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Amended and Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 4.6 ACTION WITHOUT MEETING. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         SECTION 4.7 TELEPHONE MEETINGS. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


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                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

         SECTION 5.1 DESIGNATION.

                  (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Amended and Restated Bylaws of the Corporation; and, unless the resolution or the Amended and Restated Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 5.2 RECORDS OF MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE 6

                                     NOTICES

         SECTION 6.1 METHOD OF GIVING NOTICE. Whenever, under any provision of the law or of the Amended and Restated Certificate of Incorporation or of these Amended and Restated Bylaws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by delivering such notice by hand to such Director or stockholder at his residence or usual place of business or by mailing


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

such notice first-class mail, postage prepaid, addressed to such Director or stockholder, or by delivering such notice to an overnight courier service addressed to such Director or stockholder, in either case at his address as it appears on the records of the Corporation, with postage or delivery charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with said overnight courier. Notice to Directors may also be given by facsimile transmission or by electronic mail, with receipt electronically acknowledged.

         SECTION 6.2 WAIVER. Whenever any notice is required to be given under any provision of law or of the Amended and Restated Certificate of Incorporation or of these Amended and Restated Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE 7

                                    OFFICERS

         SECTION 7.1 IN GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws otherwise provide.

         SECTION 7.2 ELECTION OF PRESIDENT, SECRETARY AND TREASURER. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

         SECTION 7.3 ELECTION OF OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         SECTION 7.4 SALARIES. The salaries of all officers and agents of the Corporation may be fixed by the Board of Directors.

         SECTION 7.5 TERM OF OFFICE. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.


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

         SECTION 7.6 DUTIES OF PRESIDENT AND CHAIRMAN OF THE BOARD. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board, if any, shall make his counsel available to the other officers of the Corporation, shall be authorized to sign stock certificates on behalf of the Corporation, shall preside at all meetings of the Directors at which he is present, and, in the absence of the President at all meetings of the stockholders, and shall have such other duties and powers as may from time to time be conferred upon him by the Directors.

         SECTION 7.7 DUTIES OF VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President not otherwise conferred upon the Chairman of the Board, if any, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 7.8 DUTIES OF SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these Amended and Restated Bylaws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

         SECTION 7.9 DUTIES OF ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 7.10 DUTIES OF TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 7.11 DUTIES OF ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE 8

                      RESIGNATIONS, REMOVALS AND VACANCIES

         SECTION 8.1 DIRECTORS.

                  (a) RESIGNATIONS. Any Director may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  (b) REMOVALS. Subject to any provisions of the Amended and Restated Certificate of Incorporation or a written agreement entered among the stockholders of the Corporation, the holders of stock entitled to vote for the election of Directors may, at any meeting called for the purpose, by vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of such stock outstanding, remove any Director or the entire Board of Directors with cause and fill any vacancies thereby created. This Section 8.1(b) may not be altered, amended or repealed except by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock issued and outstanding and entitled to vote for the election of the Directors.

                  (c) VACANCIES. Vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, unless previously filled by the stockholders entitled to vote for the election of Directors, whether pursuant to a written agreement entered into among the stockholders of the Corporation or otherwise, and the Directors so chosen shall hold office subject to the Amended and Restated Bylaws until the next annual election and until their successors are duly elected and qualify or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

         SECTION 8.2 OFFICERS.

         Any officer may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer of the Corporation or any member of a committee, with or without cause. Any vacancy occurring in the office of President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the Amended and Restated Bylaws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

                                    ARTICLE 9

                              CERTIFICATE OF STOCK

         SECTION 9.1 ISSUANCE OF STOCK. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Amended and Restated Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Amended and Restated Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

         SECTION 9.2 RIGHT TO CERTIFICATE; FORM. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Directors may provide by one or more resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertified shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         SECTION 9.3 FACSIMILE SIGNATURE. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 9.4 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 9.5 TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 9.6 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 10

                                 INDEMNIFICATION

         SECTION 10.1 THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 10.2 DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 10.3 EXPENSES. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 10.4 AUTHORIZATION. Any indemnification under Sections 10.1 and
10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         SECTION 10.5 ADVANCE PAYMENT OF EXPENSES. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such officer or Director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article
10. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 10.6 NON-EXCLUSIVENESS. The indemnification provided by this
Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 10.7 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 10.

         SECTION 10.8 CONSTITUENT CORPORATIONS. The Corporation shall have power to indemnify any person who is or was a Director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         SECTION 10.9 ADDITIONAL INDEMNIFICATION. In addition to the foregoing provisions of this Article 10, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 10.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

                                   ARTICLE 11

                      TRANSACTIONS WITH INTERESTED PARTIES

         No contract of transaction between the Corporation and one or more of the Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such Director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose; if:

                  (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum;

                  (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE 12

                               EXECUTION OF PAPERS

         Except as otherwise provided in these Amended and Restated Bylaws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the President or the Treasurer.

                                   ARTICLE 13

                                   FISCAL YEAR

         Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending on December 31.

                                   ARTICLE 14

                                      SEAL

         The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE 15

                                     OFFICES

         In addition to its principal office, the Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 16

                                   AMENDMENTS

         SECTION 16.1 BY THE BOARD OF DIRECTORS. Except as is otherwise set forth in these Amended and Restated Bylaws, these Amended and Restated Bylaws may be altered, amended or repealed, or new Amended and Restated Bylaws may be adopted, by the affirmative vote of a majority of the Directors present at any regular or special meeting of the Board of Directors at which quorum is present.

         SECTION 16.2 BY THE STOCKHOLDERS. Except as otherwise set forth in these Amended and Restated Bylaws, these Amended and Restated Bylaws may be altered, amended or repealed or new Amended and Restated Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Amended and Restated Bylaws shall have been stated in the notice of such special meeting.


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